As filed with the Securities and Exchange Commission on November 22, 2005.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                PARKERVISION, INC
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Florida                                 59-2971472
------------------------------------     ---------------------------------------
     (State of Incorporation                       (I.R.S. Employer
         or Organization)                         Identification No.)


8493 Baymeadows Way, Jacksonville,
               Florida                                  32256
------------------------------------     ---------------------------------------
  (Address of Principal Executive                    (Zip Code)
             Offices)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A(c), please      to General Instruction A(d), please
check the following box. |_|             check the following box. |X|

Securities Act registration statement file number to which this form relates: _____________________________________________________
                             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: _____________________________________________________



       Title of Each Class                   Name of Each Exchange on Which
        to be Registered                     Each Class is to be Registered
------------------------------------     ---------------------------------------




Securities to be registered pursuant to Section 12(g) of the Act:


                   Rights to purchase Series E Preferred Stock
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The information required by this item is contained under the heading "Item 3.03 - Material Modification to Rights of Security Holders" in the Current Report on Form 8-K of ParkerVision, Inc. filed on November 22, 2005. This information is incorporated herein by reference.

Item 2.  Index to Exhibits.

*4.1 Shareholder Protection Rights Agreement dated November 21, 2005, between ParkerVision, Inc. and American Stock Transfer & Trust Company, as Rights Agent

*4.2 Certificate of Designations of the Preferences, Limitations and Relative Rights of Series E Preferred Stock

*4.3 Form of rights Certificate to be issued under Shareholder Protection Rights Agreement dated November 21, 2005

   * Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, filed November 22, 2005, of ParkerVision, Inc.




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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            PARKERVISION, INC.


Date:  November 22, 2005                    By: /s/ Cynthia Poehlman
                                               ---------------------
                                               Cynthia Poehlman,
                                               Chief Financial Officer






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